UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 1, 2007

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2007, the Board of Directors of Hormel Foods Corporation (the “Company”) approved amendments and restatements of the Company’s Executive Deferred Income Plan II.

The Executive Deferred Income Plan II was first effective on November 1, 1992, and previously restated effective November 1, 2002, and January 1, 2005. The plan is a nonqualified, unfunded deferred compensation plan, which provides specified benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Company. The plan was amended and restated to a) allow participants to make separate payment elections for each type of voluntary elective deferral made with respect to a deferral period ending on or after January 1, 2008, b) permanently discontinue profit sharing amounts with respect to fiscal years ending on or after October 27, 2007, and c) provide for a non-elective time and form of payment for all annual discretionary contributions credit for plan years beginning on or after January 1, 2008 (except with respect to a change in control benefit). A copy of the plan is attached hereto as Exhibit 10.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits furnished pursuant to Item 5.02

10.1  Hormel Foods Corporation Executive Deferred Income Plan II (2008 Restatement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: October 3, 2007	By /s/J. H. FERAGEN
J. H. FERAGEN
Senior Vice President
and Chief Financial Officer

Dated: October 3, 2007	By /s/R. G. GENTZLER
R. G. GENTZLER
Vice President and Treasurer

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